Listed on the New York Stock Exchange (CLP)	Exhibit 99.1 NEWS RELEASE

Colonial Properties Trust Announces 2009 Dividend Tax Treatment
BIRMINGHAM, Ala., January 22, 2010 — Colonial Properties Trust (NYSE: CLP), a real estate investment trust (REIT), announced today the income allocations of the company’s 2009 dividend distributions on its common stock and preferred stock. Shareholders are encouraged to consult with their personal tax advisors as to their specific tax treatment of Colonial Properties Trust distributions. The final income allocations as they will be reported on Form 1099-DIV are as follows:
Common Shares (CUSIP # 195872106)

Ex-Dividend	Record	Payable	Distribution	Ordinary	Return of	Capital	Unrecaptured
Date	Date	Date	per Share	Income	Capital	Gain	Sec 1250 Gain
2/5/2009	2/9/2009	2/17/2009	$0.25	$0.24049662	$0.00	$0.00	$0.00950338
4/30/2009	5/4/2009	5/11/2009	$0.15	$0.14429797	$0.00	$0.00	$0.00570203
7/30/2009	8/3/2009	8/10/2009	$0.15	$0.14429797	$0.00	$0.00	$0.00570203
11/5/2009	11/9/2009	11/16/2009	$0.15	$0.14429797	$0.00	$0.00	$0.00570203

		Totals	$0.70	$0.67339053	$0.00	$0.00	$0.02660947

Preferred Series D (CUSIP # 195872403 / 195872502)

Ex-Dividend	Record	Payable	Distribution	Ordinary	Capital	Unrecaptured
Date	Date	Date	per Share	Income	Gain	Sec 1250 Gain
1/13/2009	1/15/2009	2/2/2009	$0.5078125	$0.48850876	$0.00	$0.01930374
4/13/2009	4/15/2009	4/30/2009	$0.5078125	$0.48850876	$0.00	$0.01930374
7/13/2009	7/15/2009	7/31/2009	$0.5078125	$0.48850876	$0.00	$0.01930374
10/13/2009	10/15/2009	11/2/2009	$0.5078125	$0.48850876	$0.00	$0.01930374

		Totals	$2.0312500	$1.95403504	$0.00	$0.07721496

About Colonial Properties Trust
Colonial Properties Trust is a real estate investment trust (REIT) that creates value for its shareholders through a multifamily focused portfolio and the management and development of select commercial assets in the Sunbelt region of the United States. As of September 30, 2009, the company owned or managed 34,644 apartment units, and 21.5 million square feet of office and retail space located in key Sunbelt states from Virginia to Nevada. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company’s website at www.colonialprop.com.
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CLP Announces 2009 Dividend Tax Treatment

January 22, 2010
Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding, the ability of the company’s joint venture partners to refinance and/or replace outstanding joint venture indebtedness, the company’s ability to complete developments in line with cost estimates, the company’s ability to successfully complete unit sales at its condominium conversion projects may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets, including recent deterioration in the multifamily market and the strength or duration of the current recession or recovery; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate dispositions, including our existing inventory of condominium and for-sale residential assets; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.
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CONTACT:	Colonial Properties Trust
Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

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